UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

Georgetown Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-171470	02-6191201
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

7100 South Bryant Avenue

Oklahoma City, OK 73149

(Address of principal executive offices, including zip code)

(405) 254-4422

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2012, upon authority of a majority of the holders of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) and its Board of Directors, the Registrant filed an amendment to the Registrant’s Articles of Incorporation (the “Amendment”) to decrease the number of its authorized shares of capital stock from 750,000,000 shares, of which 700,000,000 were designated Common Stock and 50,000,000 shares were designated preferred stock, par value $0.001 per share (the “Preferred Stock”), to 360,000,000 shares, of which 350,000,000 shares were designated Common Stock and 10,000,000 shares were designated “blank check” Preferred Stock. The Registrant also extinguished the previously authorized but unissued 25,000,000 shares of “Series A Preferred Shares.” The Amendment also authorized a reverse-split of the outstanding shares of Common Stock such that one share of Common Stock would be issued for every five share of Common Stock issued and outstanding immediately prior to filing of the Amendment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Registrant accepted the resignations of James Harley Ruth and Happy Wells, effective November 1, 2012, from its Board of Directors.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of Georgetown Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGETOWN CORPORATION

Date: November 26, 2012	By:	/s/ Carl Swan
Name: Carl Swan
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of Georgetown Corporation